Filed Pursuant to Rule 433
Registration Statement No. 333-133985
June 1, 2007

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

Final Terms of the Offered Certificates

The certificates consist of the classes of certificates listed in the tables below, together with the Class 12-A3, Class 12-A6, Class 12-A7, Class 12-A8, Class 1B4, Class 1B5, Class 1B6, Class 2B4, Class 2B5, Class 2B6, Class 3B4, Class 3B5, Class 3B6, Class P, Class X and Class LT-R Certificates. Only the classes of certificates listed in the tables below are offered by the prospectus supplement.

	Collateral	Class Principal or	Initial Interest	Summary Interest	Summary Interest Rate Formula Subject to:			Initial Certificate Ratings
Class	Group	Notional Amount(1)	Rate(2)	Rate Formula	Minimum Rate	Maximum Rate	Type	S&P	Moody’s	Fitch
AX1	2	$ 2,752,024(5)	6.0000%	6.0000%	Not Applicable	Not Applicable	Senior, Ratio Strip, Interest-Only	AAA	Aaa	N/A
PO1	PO1	$ 411,000	0.0000%	0.0000%	Not Applicable	Not Applicable	Senior, Pass-Through, Principal-Only	AAA	Aaa	N/A
1-A1	1	$ 24,917,000	5.9700%	LIBOR + 0.6500%	0.6500%	5.7500%	Senior, Sequential	AAA	Aaa	N/A
1-A2	1	$ 21,966,000	5.7500%	5.7500%	Not Applicable	Not Applicable	Senior, Non-accelerating, Exchangeable(4)	AAA	Aaa	N/A
1-A3	1	$ 23,000,000	5.7500%	5.7500%	Not Applicable	Not Applicable	Super Senior, Non-accelerating(4)	AAA	Aaa	N/A
1-A4	1	$ 14,430,500	5.7500%	5.7500%	Not Applicable	Not Applicable	Senior, Non-accelerating(4)	AAA	Aaa	N/A
1-A5	1	$ 67,374,500	5.7500%	5.7500%	Not Applicable	Not Applicable	Senior, Sequential, Exchangeable	AAA	Aaa	N/A
1-A6(3)	1	$ 20,511,000	5.7500%	5.7500%	Not Applicable	Not Applicable	Super Senior, Non-accelerating(4)	AAA	Aaa	N/A
1-A7	1	$ 44,917,000(5)	0.0000%	5.1000% - LIBOR	0.0000%	5.1000%	Senior, Interest-Only	AAA	Aaa	N/A
1-A8	1	$ 4,455,000	5.7500%	5.7500%	Not Applicable	Not Applicable	Senior Support, Non-accelerating(4)	AAA	Aa1	N/A
1-A9	1	$ 20,000,000	5.9700%	LIBOR + 0.6500%	0.6500%	5.7500%	Super Senior, Sequential	AAA	Aaa	N/A
1-A10(3)	1	$ 62,919,500	5.7500%	5.7500%	Not Applicable	Not Applicable	Super Senior, Sequential	AAA	Aaa	N/A
1-A11(3)	1	$ 4,455,000	5.7500%	5.7500%	Not Applicable	Not Applicable	Senior Support, Sequential	AAA	Aa1	N/A
1-A12(3)	1	$ 1,455,000	5.7500%	5.7500%	Not Applicable	Not Applicable	Senior Support, Non-accelerating(4)	AAA	Aa1	N/A
2-A1	2	$156,289,000	5.6500%	LIBOR + 0.3300%	0.3300%	7.0000%	Senior, Pass-Through, Exchangeable	AAA	Aaa	N/A
2-A2	2	$156,289,000(5)	1.3500%	6.6700% - LIBOR	0.0000%	6.6700%	Senior, Interest-Only	AAA	Aaa	N/A
2-A3(3)	2	$145,959,000	5.6500%	LIBOR + 0.3300%	0.3300%	7.0000%	Super Senior, Pass-Through	AAA	Aaa	N/A
2-A4(3)	2	$ 10,330,000	5.6500%	LIBOR + 0.3300%	0.3300%	7.0000%	Senior Support, Pass-Through	AAA	Aa1	N/A
AP2	PO2	$ 2,253,317	0.0000%	0.0000%	Not Applicable	Not Applicable	Senior, Ratio Strip Principal-Only	AAA	Aaa	N/A
AX2	8	$ 6,053,242(5)	6.0000%	6.0000%	Not Applicable	Not Applicable	Senior, Ratio Strip Interest-Only	AAA	Aaa	N/A
3-A1	3	$ 59,211,000	5.9200%	LIBOR + 0.6000%	0.6000%	5.0000%	Senior, Sequential, Accretion Directed	AAA	Aaa	N/A
3-A2	3	$ 72,491,000	5.0000%	5.0000%	Not Applicable	Not Applicable	Senior, Sequential	AAA	Aaa	N/A
3-A3	3	$ 27,364,000	5.0000%	5.0000%	Not Applicable	Not Applicable	Senior, Non-accelerating, Exchangeable(4)	AAA	Aaa	N/A
3-A4	3	$ 23,259,000	5.0000%	5.0000%	Not Applicable	Not Applicable	Senior, Non-accelerating, Exchangeable(4)	AAA	Aaa	N/A
3-A5	3	$ 100,000	5.0000%	5.0000%	Not Applicable	Not Applicable	Senior, Sequential, Accrual(10)	AAA	Aaa	N/A
3-A6	3	$ 59,211,000(5)	0.0000%	4.4000% - LIBOR	0.0000%	4.4000%	Senior, Interest-Only	AAA	Aaa	N/A
3-A7(3)	3	$ 26,234,000	5.0000%	5.0000%	Not Applicable	Not Applicable	Super Senior, Non-accelerating(4)	AAA	Aaa	N/A
3-A8(3)	3	$ 1,130,000	5.0000%	5.0000%	Not Applicable	Not Applicable	Senior Support, Non-accelerating(4)	AAA	Aa1	N/A
3-A9(3)	3	$ 22,299,000	5.0000%	5.0000%	Not Applicable	Not Applicable	Super Senior, Non-accelerating(4)	AAA	Aaa	N/A
3-A10(3)	3	$ 960,000	5.0000%	5.0000%	Not Applicable	Not Applicable	Senior Support, Non-accelerating(4)	AAA	Aa1	N/A
4-A1	4	$250,485,000	6.0000%	6.0000%	Not Applicable	Not Applicable	Senior, Pass-Through, Exchangeable	AAA	Aaa	N/A
4-A2(3)	4	$214,701,428	5.6400%	LIBOR + 0.3200%	0.3200%	7.0000%	Senior, Pass-Through	AAA	Aaa	N/A
4-A3	4	$ 35,783,571	8.1600%	40.0800% - (6 x LIBOR)	0.0000%	40.0800%	Senior, Pass-Through, Exchangeable	AAA	Aaa	N/A
4-A4(3)	4	$ 35,783,571	0.0000%	0.0000%	Not Applicable	Not Applicable	Senior, Pass-Through, Principal-Only	AAA	Aaa	N/A
4-A5(3)	4	$214,701,428(5)	1.3600%	6.6800% - LIBOR	0.0000%	6.6800%	Senior, Interest-Only	AAA	Aaa	N/A
4-A6	4	$ 35,783,571	5.4400%	26.7200% - (4 x LIBOR)	0.0000%	26.7200%	Senior, Pass-Through, Exchangeable	AAA	Aaa	N/A
5-A1(3)	5	$121,254,000	5.6400%	LIBOR + 0.3200%	0.3200%	7.0000%	Senior, Pass-Through	AAA	Aaa	N/A
5-A2(3)	5	$121,254,000(5)	1.3600%	6.6800% - LIBOR	0.0000%	6.6800%	Senior, Interest-Only	AAA	Aaa	N/A
5-A3	5	$121,254,000	7.0000%	7.0000%	Not Applicable	Not Applicable	Senior, Pass-Through, Exchangeable	AAA	Aaa	N/A
6-A1	4, 5	$335,955,428	5.6400%	LIBOR + 0.3200%	0.3200%	7.0000%	Senior, Pass-Through, Exchangeable	AAA	Aaa	N/A
7-A1	7	$ 48,402,000	5.6200%	LIBOR + 0.3000%	0.3000%	7.5000%	Senior, Pass-Through, Exchangeable	AAA	Aaa	N/A
7-A2(3)	7	$ 48,402,000(5)	1.8800%	7.2000% - LIBOR	0.0000%	7.2000%	Senior, Interest-Only	AAA	Aaa	N/A
7-A3	7	$ 48,402,000	7.5000%	7.5000%	Not Applicable	Not Applicable	Senior, Pass-Through, Exchangeable	AAA	Aaa	N/A
7-A4(3)	7	$ 46,386,000	5.6200%	LIBOR + 0.3000%	0.3000%	7.5000%	Super Senior, Pass-Through	AAA	Aaa	N/A
7-A5(3)	7	$ 2,016,000	5.6200%	LIBOR + 0.3000%	0.3000%	7.5000%	Senior Support, Pass-Through	AAA	Aa1	N/A
8-A1	8	$ 64,307,000	5.6000%	LIBOR + 0.2800%	0.2800%	8.0000%	Senior, Pass-Through, Exchangeable	AAA	Aaa	N/A
8-A2(3)	8	$ 64,307,000(5)	2.4000%	7.7200% - LIBOR	0.0000%	7.7200%	Senior, Interest-Only	AAA	Aaa	N/A
8-A3	8	$ 64,307,000	8.0000%	8.0000%	Not Applicable	Not Applicable	Senior, Pass-Through, Exchangeable	AAA	Aaa	N/A
8-A4(3)	8	$ 61,628,000	5.6000%	LIBOR + 0.2800%	0.2800%	8.0000%	Super Senior, Pass-Through	AAA	Aaa	N/A
8-A5(3)	8	$ 2,679,000	5.6000%	LIBOR + 0.2800%	0.2800%	8.0000%	Senior Support, Pass-Through	AAA	Aa1	N/A
AP3	PO3	$ 1,867	0.0000%	0.0000%	Not Applicable	Not Applicable	Senior, Ratio Strip, Principal-Only	AAA	N/A	AAA
AX3	12	$ 2,145,537(5)	6.0000%	6.0000%	Not Applicable	Not Applicable	Senior, Ratio Strip, Interest-Only	AAA	N/A	AAA
9-A1	9	$ 37,313,000	6.0000%	6.0000%	Not Applicable	Not Applicable	Senior, Pass-Through, Exchangeable	AAA	N/A	AAA
9-A2(3)	9	$ 35,204,000	6.0000%	6.0000%	Not Applicable	Not Applicable	Super Senior, Pass-Through	AAA	N/A	AAA
9-A3(3)	9	$ 2,109,000	6.0000%	6.0000%	Not Applicable	Not Applicable	Senior Support, Pass-Through	AAA	N/A	AAA

	Collateral	Class Principal or	Initial Interest	Summary Interest	Summary Interest Rate Formula Subject to:			Initial Certificate Ratings
Class	Group	Notional Amount(1)	Rate(2)	Rate Formula	Minimum Rate	Maximum Rate	Type	S&P	Moody’s	Fitch
10-A1	10	$ 94,739,000	5.7300%	LIBOR + 0.4100%	0.4100%	6.7500%	Senior, Pass-Through, Exchangeable	AAA	N/A	AAA
10-A2(3)	10	$ 94,739,000(5)	1.0200%	6.3400% - LIBOR	0.0000%	6.3400%	Senior, Interest-Only	AAA	N/A	AAA
10-A3	10	$ 94,739,000	6.7500%	6.7500%	Not Applicable	Not Applicable	Senior, Pass-Through, Exchangeable	AAA	N/A	AAA
10-A4(3)	10	$ 89,383,000	5.7300%	LIBOR + 0.4100%	0.4100%	6.7500%	Super Senior, Pass-Through	AAA	N/A	AAA
10-A5(3)	10	$ 5,356,000	5.7300%	LIBOR + 0.4100%	0.4100%	6.7500%	Senior Support, Pass-Through	AAA	N/A	AAA
11-A1(3)	11	$ 79,768,000	6.8250%	Weighted Average Rate(6)	Not Applicable	Not Applicable	Super Senior, Pass-Through	AAA	N/A	AAA
11-A2(3)	11	$ 14,609,000	6.8250%	Weighted Average Rate(6)	Not Applicable	Not Applicable	Senior Support, Pass-Through	AAA	N/A	AAA
11-A3	11	$ 94,377,000	6.8250%	Weighted Average Rate(6)	Not Applicable	Not Applicable	Senior, Pass-Through, Exchangeable	AAA	N/A	AAA
12-A1	12	$ 54,908,000	5.6200%	LIBOR + 0.3000%	0.3000%	7.5000%	Senior, Pass-Through, Exchangeable	AAA	N/A	AAA
12-A2	12	$ 54,508,000(5)	1.8800%	7.20000% - LIBOR	0.0000%	7.2000%	Senior, Interest-Only	AAA	N/A	AAA
12-A4(3)	12	$ 51,804,000	5.6200%	LIBOR + 0.3000%	0.3000%	7.5000%	Super Senior, Pass-Through	AAA	N/A	AAA
12-A5(3)	12	$ 3,104,000	5.6200%	LIBOR + 0.3000%	0.3000%	7.5000%	Senior Support, Pass-Through	AAA	N/A	AAA
1M	PO1, 1, 2	$ 7,984,000	6.3299%	Weighted Average Rate(7)	Not Applicable	Not Applicable	Subordinate	AA+	Aa2	N/A
1B1	PO1, 1, 2	$ 6,032,000	6.3299%	Weighted Average Rate(7)	Not Applicable	Not Applicable	Subordinate	AA	N/A	N/A
1B2	PO1, 1, 2	$ 2,661,000	6.3299%	Weighted Average Rate(7)	Not Applicable	Not Applicable	Subordinate	A	N/A	N/A
1B3	PO1, 1, 2	$ 1,774,000	6.3299%	Weighted Average Rate(7)	Not Applicable	Not Applicable	Subordinate	BBB	N/A	N/A
2B1	3, 4, 5, 7, 8	$ 11,500,000	6.2059%	Weighted Average Rate(8)	Not Applicable	Not Applicable	Subordinate	N/A	Aa2	N/A
2B2	3, 4, 5, 7, 8	$ 5,576,000	6.2059%	Weighted Average Rate(8)	Not Applicable	Not Applicable	Subordinate	N/A	A2	N/A
2B3	3, 4, 5, 7, 8	$ 3,834,000	6.2059%	Weighted Average Rate(8)	Not Applicable	Not Applicable	Subordinate	N/A	Baa2	N/A
3B1	9, 10, 11, 12	$ 8,472,000	6.8221%	Weighted Average Rate(9)	Not Applicable	Not Applicable	Subordinate	AA	N/A	N/A
3B2	9, 10, 11, 12	$ 2,675,000	6.8221%	Weighted Average Rate(9)	Not Applicable	Not Applicable	Subordinate	A	N/A	N/A
3B3	9, 10, 11, 12	$ 1,486,000	6.8221%	Weighted Average Rate(9)	Not Applicable	Not Applicable	Subordinate	BBB	N/A	N/A
R	11	$ 100	6.8250%	Weighted Average Rate(6)	Not Applicable	Not Applicable	Senior, Residual	AAA	N/A	AAA

(1)	These balances are approximate, as described in the prospectus supplement.

(2)	Reflects the initial interest rate as of the first distribution date.

(3)
These classes of certificates are Exchange Certificates. Certain combinations of Exchange Certificates can be exchanged for corresponding Exchangeable Certificates, as described in the prospectus supplement.

(4)
These classes of certificates will not receive principal payments at the same rate as the other senior certificates because principal payments generally will not be distributable to these certificates until beginning with the distribution date in June 2012.

(5)
Initial notional amount. These classes of certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional amounts as described in the prospectus supplement.

(6)	The weighted average rate applicable to this formula will be based on the weighted average for Collateral Group 11.

(7)
The weighted average rate applicable to this formula will be based on the weighted average of the designated rates applicable to Collateral Groups PO1, 1 and 2, weighted on the basis of the group subordinate amounts thereof.

(8)
The weighted average rate applicable to this formula will be based on the weighted average of the designated rates applicable to Collateral Groups 3, 4, 5, 7 and 8, weighted on the basis of the group subordinate amounts thereof.

(9)
The weighted average rate applicable to this formula will be based on the weighted average of the designated rates applicable to Collateral Groups 9, 10 and 12, and the weighted average rate for Collateral Group 11, weighted on the basis of the group subordinate amounts thereof.

(10)
Interest accrued on the Class 3-A5 Certificates will not be payable to the holders of this class until such time as described in the prospectus supplement under “Description of the Certificates—Allocation of Accrual Amounts.”

The offered certificates will also have the following characteristics:

Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations	CUSIP Number
AX1	CM	24 Day	30/360	6/25/2037	5/25/2037	$1,000,000	$1	52521R AA9
PO1	DD	Not Applicable	Not Applicable	6/25/2037	5/25/2037	$ 100,000	$1	52521R AB7
1-A1	DD	0 Day	30/360	6/25/2037	11/25/2009	$ 100,000	$1	52521R AC5
1-A2	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R AD3
1-A3	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R AE1
1-A4	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R AF8
1-A5	CM	24 Day	30/360	6/25/2037	11/25/2011	$ 100,000	$1	52521R AG6
1-A6	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R AH4
1-A7	DD	0 Day	30/360	6/25/2037	11/25/2009	$1,000,000	$1	52521R AJ0
1-A8	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R AK7
1-A9	DD	0 Day	30/360	6/25/2037	11/25/2009	$ 100,000	$1	52521R AL5
1-A10	CM	24 Day	30/360	6/25/2037	11/25/2011	$ 100,000	$1	52521R AM3
1-A11	CM	24 Day	30/360	6/25/2037	11/25/2011	$ 100,000	$1	52521R AN1
1-A12	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R AP6
2-A1	DD	0 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R AQ4
2-A2	DD	0 Day	30/360	6/25/2037	5/25/2037	$1,000,000	$1	52521R AR2
2-A3	DD	0 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R AS0
2-A4	DD	0 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R AT8
AP2	DD	Not Applicable	Not Applicable	8/25/2034	7/25/2034	$ 100,000	$1	52521R AU5
AX2	CM	24 Day	30/360	8/25/2036	12/25/2035	$1,000,000	$1	52521R AV3
3-A1	DD	0 Day	30/360	12/25/2035	6/25/2010	$ 100,000	$1	52521R AW1
3-A2	CM	24 Day	30/360	12/25/2035	12/25/2012	$ 100,000	$1	52521R AX9
3-A3	CM	24 Day	30/360	12/25/2035	11/25/2035	$ 100,000	$1	52521R AY7
3-A4	CM	24 Day	30/360	12/25/2035	11/25/2035	$ 100,000	$1	52521R AZ4
3-A5	CM	24 Day	30/360	12/25/2035	6/25/2010	$ 100,000	$1	52521R BA8
3-A6	DD	0 Day	30/360	12/25/2035	6/25/2010	$1,000,000	$1	52521R BB6
3-A7	CM	24 Day	30/360	12/25/2035	11/25/2035	$ 100,000	$1	52521R BC4
3-A8	CM	24 Day	30/360	12/25/2035	11/25/2035	$ 100,000	$1	52521R BD2
3-A9	CM	24 Day	30/360	12/25/2035	11/25/2035	$ 100,000	$1	52521R BE0
3-A10	CM	24 Day	30/360	12/25/2035	11/25/2035	$ 100,000	$1	52521R BF7
4-A1	CM	24 Day	30/360	8/25/2036	7/25/2036	$ 100,000	$1	52521R BG5
4-A2	DD	0 Day	30/360	8/25/2036	7/25/2036	$ 100,000	$1	52521R BH3
4-A3	DD	0 Day	30/360	8/25/2036	7/25/2036	$ 100,000	$1	52521R BJ9
4-A4	DD	Not Applicable	Not Applicable	8/25/2036	7/25/2036	$ 100,000	$1	52521R BK6
4-A5	DD	0 Day	30/360	8/25/2036	7/25/2036	$1,000,000	$1	52521R BL4
4-A6	DD	0 Day	30/360	8/25/2036	7/25/2036	$ 100,000	$1	52521R BM2
5-A1	DD	0 Day	30/360	10/25/2036	9/25/2036	$ 100,000	$1	52521R BN0
5-A2	DD	0 Day	30/360	10/25/2036	9/25/2036	$1,000,000	$1	52521R BP5
5-A3	CM	24 Day	30/360	10/25/2036	9/25/2036	$ 100,000	$1	52521R BQ3
6-A1	DD	0 Day	30/360	10/25/2036	9/25/2036	$ 100,000	$1	52521R BR1
7-A1	DD	0 Day	30/360	10/25/2036	9/25/2036	$ 100,000	$1	52521R BS9
7-A2	DD	0 Day	30/360	10/25/2036	9/25/2036	$1,000,000	$1	52521R BT7
7-A3	CM	24 Day	30/360	10/25/2036	9/25/2036	$ 100,000	$1	52521R BU4
7-A4	DD	0 Day	30/360	10/25/2036	9/25/2036	$ 100,000	$1	52521R BV2
7-A5	DD	0 Day	30/360	10/25/2036	9/25/2036	$ 100,000	$1	52521R BW0
8-A1	DD	0 Day	30/360	8/25/2036	7/25/2036	$ 100,000	$1	52521R BX8

Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations	CUSIP Number
8-A2	DD	0 Day	30/360	8/25/2036	7/25/2036	$1,000,000	$1	52521R BY6
8-A3	CM	24 Day	30/360	8/25/2036	7/25/2036	$ 100,000	$1	52521R BZ3
8-A4	DD	0 Day	30/360	8/25/2036	7/25/2036	$ 100,000	$1	52521R CA7
8-A5	DD	0 Day	30/360	8/25/2036	7/25/2036	$ 100,000	$1	52521R CB5
AP3	DD	Not Applicable	Not Applicable	6/25/2037	4/25/2037	$ 1,000	$1	52521R CC3
AX3	CM	24 Day	30/360	6/25/2037	5/25/2037	$1,000,000	$1	52521R CD1
9-A1	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CE9
9-A2	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CF6
9-A3	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CG4
10-A1	DD	0 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CH2
10-A2	DD	0 Day	30/360	6/25/2037	5/25/2037	$1,000,000	$1	52521R CJ8
10-A3	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CK5
10-A4	DD	0 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CL3
10-A5	DD	0 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R C1M
11-A1	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CN9
11-A2	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CP4
11-A3	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CQ2
12-A1	DD	0 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CR0
12-A2	DD	0 Day	30/360	6/25/2037	5/25/2037	$1,000,000	$1	52521R CS8
12-A4	DD	0 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CU3
12-A5	DD	0 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CV1
1M	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R DM0
1B1	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CW9
1B2	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CX7
1B3	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R CY5
2B1	CM	24 Day	30/360	10/25/2036	9/25/2036	$ 100,000	$1	52521R CZ2
2B2	CM	24 Day	30/360	10/25/2036	9/25/2036	$ 100,000	$1	52521R DA6
2B3	CM	24 Day	30/360	10/25/2036	9/25/2036	$ 100,000	$1	52521R DB4
3B1	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R DE8
3B2	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R DF5
3B3	CM	24 Day	30/360	6/25/2037	5/25/2037	$ 100,000	$1	52521R DG3
R	CM	24 Day	30/360	6/25/2037	6/25/2007	100%(5)	Not Applicable	52521R BN0

(1)
CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date. DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)
24 Day = For any distribution date, the interest accrual period will be the calendar month preceding that distribution date. 0 Day = For any distribution date, the interest accrual period beginning on the immediately preceding distribution date (or May 25, 2007, in the case of the first accrual period) and ending on the calendar day immediately before the related distribution date.

(3)	Calculated as described in the prospectus supplement.

(4)
The expected final distribution date, based upon (i) the applicable prepayment assumption and (ii) the modeling assumptions used in the prospectus supplement, each as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life” in the prospectus supplement. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(5)	The Class R Certificates will be issued in definitive, fully registered form, representing the entire percentage interest of that class.